Exhibit 4.3

[FORM OF COMMON STOCK CERTIFICATE]

COMMON STOCK NUMBER -SPECIMEN-	COMMON STOCK SHARES -SPECIMEN-

NBT BANCORP INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

PAR VALUE $ .01 PER SHARE	CUSIP No. 628778 10 2
SEE REVERSE SIDE FOR CERTAIN
LEGENDS

THIS CERTIFIES THAT: -SPECIMEN-

is the owner of -SPECIMEN-

Shares of Common Stock
of the Par Value of $.01 Per Share of

NBT BANCORP INC., transferable only on the books of the Corporation in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

            WITNESS, the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]

EXECUTIVE VICE PRESIDENT, CFO AND CORPORATE SECRETARY		CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Countersigned and Registered:

NBT BANCORP INC.

_____________________________
Authorized Signature

SHAREHOLDER RIGHTS LEGEND
This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between NBT Bancorp Inc. (the “Company”) and Registrar and Transfer Company (the “Rights Agent”) dated as of November 15, 2004, as the same may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement as in effect on the date of mailing without charge after receipt of a written request therefore.
Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

            The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT ____________ Custodian _____________ (Cust.) (Minor)

TEN ENT - as tenants by the entireties	under Uniform Gifts to Minors Act __________________ (State)

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[______________] ____________________________________________________

PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL CODE OF ASSIGNEE

________________________________________________________________________________

__________ Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________ Attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Dated:________________

______________________________________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT

MUST CORRESPOND WITH THE NAME AS

WRITTEN UPON THE FACE OF THE

CERTIFICATE IN EVERY PARTICULAR,

WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.